Exhibit 2.01
Resource Extraction Payment Report
Government-Level Disclosure
Reporting Entity Name: AngloGold Ashanti plc
For the Period: 1 January 2023 to 31 December 2023
Reporting Currency: U.S. Dollar
Other Subsidiaries Included: n/a

Figures in USD million1 2
Country	Payee Name	Department, Agency, Etc. Within Payee That Received Payments	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Payments For Infrastructure Improvements	Community and Social Responsibility Payments Required By Law or Contract	Total
Argentina	Government of Argentina	Argentinian Tax Authority (AFIP - Administración Federal de Ingresos Públicos)	11.26	—	—	—	—	—	—	—	11.26
	Government of Argentina	Santa Cruz Province - Secretariat of Mining of Santa Cruz	—	10.04	—	—	—	—	—	—	10.04
	Government of Argentina	Fomicruz - Fomento Minero de Santa Cruz S.E. (state company; minority shareholder in CVSA)	—	22.42	0.05	—	—	—	—	—	22.47
	Government of Argentina	Santa Cruz Province - Fondo Fiduciario UniRSE	—	—	—	—	—	—	—	3.01	3.01
	Government of Argentina	Puerto San Julian Municipality - Development Agency	—	—	—	—	—	—	—	0.65	0.65
	Government of Argentina	Santa Cruz Province - Agricultural Council of Santa Cruz	—	—	1.97	—	—	—	—	—	1.97
	Total Argentina		11.26	32.46	2.01	—	—	—	—	3.65	49.39

Figures in USD million1 2
Country	Payee Name	Department, Agency, Etc. Within Payee That Received Payments	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Payments For Infrastructure Improvements	Community and Social Responsibility Payments Required By Law or Contract	Total
Colombia	Government of Colombia	Jericó Municipality - Mayor’s Office of Jericó (Alcaldía Municipal de Jericó)	0.19	—	—	—	—	—	—	—	0.19
	Government of Colombia	Colombian Tax Authority (DIAN - Dirección de Impuestos y Aduanas Nacionales)	31.81	—	—	—	—	—	—	—	31.81
	Government of Colombia	Jericó Municipality - Cultural, Infrastructure, Education & Agriculture Secretaries	—	—	—	—	—	—	—	0.14	0.14
	Government of Colombia	Antioquia Department - Finance Ministry of Antioquia	0.16	—	—	—	—	—	—	—	0.16
	Total Colombia		32.17	—	—	—	—	—	—	0.14	32.31
Brazil	Government of Brazil	Brazilian Federal Revenue Service (RFB - Receita Federal do Brasil)	3.80	—	—	—	—	—	—	—	3.80
	Government of Brazil	Municipal Government of Nova Lima	0.83	—	0.07	—	—	—	—	—	0.91
	Government of Brazil	Municipal Government of Sabará	0.48	—	0.02	—	—	—	—	—	0.50
	Government of Brazil	National Mining Agency	—	10.29	—	—	—	—	—	—	10.29
	Total Brazil		5.11	10.29	0.09	—	—	—	—	—	15.49

Figures in USD million1 2
Country	Payee Name	Department, Agency, Etc. Within Payee That Received Payments	Taxes		Royalties	Fees	Production Entitlements	Bonuses	Dividends	Payments For Infrastructure Improvements	Community and Social Responsibility Payments Required By Law or Contract	Total
Australia	Government of Australia	State Government of Western Australia - Department of Energy, Mines, Industry Regulation and Safety	—		27.68	1.40	—	—	—	—	—	29.08
	Government of Australia	Australian Taxation Office	(35.26)	[3]	—	0.08	—	—	—	—	—	(35.18)
	Government of Australia	State Government of Western Australia - Department of Water and Environment Regulation	—		—	0.11	—	—	—	—	—	0.11
	Total Australia		(35.26)		27.68	1.60	—	—	—	—	—	(5.98)
USA	US Federal Government	Bureau of Land Management	—		—	2.41	—	—	—	—	—	2.41
	Total USA		—		—	2.41	—	—	—	—	—	2.41
Canada	Government of Canada	Receiver General of Canada	3.33		—	—	—	—	—	—	—	3.33
	Total Canada		3.33		—	—	—	—	—	—	—	3.33
Ghana	Government of Ghana	Ghana Revenue Authority (GRA)	56.39		45.10	—	3.67	—	—	—	—	105.16
	Government of Ghana	Tarkwa Nsuaem Municipal Assembly	—		—	0.23	—	—	—	—	—	0.23
	Government of Ghana	Ministry of Lands and Natural Resources	—		—	—	—	—	—	—	0.45	0.45
	Government of Ghana	Minerals Commission of Ghana	—		—	1.40	—	—	—	—	—	1.40
	Government of Ghana	Obuasi East Municipal Assembly	0.35		—	—	—	—	—	—	—	0.35
	Total Ghana		56.74		45.10	1.63	3.67	—	—	—	0.45	107.59

Figures in USD million1 2
Country	Payee Name	Department, Agency, Etc. Within Payee That Received Payments	Taxes		Royalties	Fees	Production Entitlements	Bonuses	Dividends	Payments For Infrastructure Improvements	Community and Social Responsibility Payments Required By Law or Contract	Total
Guinea	Government of Guinea	Rural Municipality of Kintinian	—		—	—	—	—	—	0.33	0.59	0.92
	Government of Guinea	Urban Municipality of Siguiri	—		—	—	—	—	—	0.35	0.16	0.50
	Government of Guinea	Guinean Customs Authority (DGD - Direction Générale des Douanes)	—		27.69	—	—	—	—	—	—	27.69
	Government of Guinea	Boukaria District	—		—	—	—	—	—	0.25	0.04	0.28
	Government of Guinea	Fatoya District	—		—	—	—	—	—	0.53	0.02	0.55
	Government of Guinea	Balato District	—		—	—	—	—	—	0.49	0.02	0.51
	Government of Guinea	Local Development Fund (FODEL - Fonds de Développement Economique Local)	—		2.37	—	—	—	—	—	—	2.37
	Total Guinea		—		30.06	—	—	—	—	1.95	0.82	32.83
South Africa	Government of South Africa	South African Revenue Service (SARS)	245.87	[4]	—	—	—	—	—	—	—	245.87
	Total South Africa		245.87		—	—	—	—	—	—	—	245.87

Figures in USD million1 2
Country	Payee Name	Department, Agency, Etc. Within Payee That Received Payments	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Payments For Infrastructure Improvements	Community and Social Responsibility Payments Required By Law or Contract	Total
Tanzania	Government of the United Republic of Tanzania	Geita District and Town Councils	2.81	—	—	—	—	—	0.08	3.28	6.17
	Government of the United Republic of Tanzania	Inspector General of Police	—	—	1.42	—	—	—	—	—	1.42
	Government of the United Republic of Tanzania	Lake Victoria Basin Water Board	—	—	0.25	—	—	—	—	—	0.25
	Government of the United Republic of Tanzania	Ministry of Minerals	—	65.53	2.08	—	—	—	—	—	67.61
	Government of the United Republic of Tanzania	Tanzania Electric Supply Company Limited (TANESCO)	—	—	0.20	—	—	—	—	—	0.20
	Government of the United Republic of Tanzania	Tanzania Forest Services Agency (TFS)	—	—	0.49	—	—	—	—	—	0.49
	Government of the United Republic of Tanzania	Tanzania Revenue Authority (TRA)	78.94	—	—	—	—	—	—	—	78.94
	Total Tanzania		81.74	65.53	4.45	—	—	—	0.08	3.28	155.09
Grand Total			400.95	211.13	12.20	3.67	—	—	2.03	8.34	638.32
Notes:
1When payments were made in Argentine Pesos, they were converted into U.S. Dollar using the weighted average of the exchange rates during the reporting period. The weighted average of the exchange rates for the period from 1
January 2023 to 31 December 2023 was ARS 293.67 : USD 1.00.
When payments were made in Colombian Pesos, they were converted into U.S. Dollar using the weighted average of the exchange rates during the reporting period. The weighted average of the exchange rates for the period from
1 January 2023 to 31 December 2023 was COP 4,329.00 : USD 1.00.
When payments were made in Brazilian Reais, they were converted into U.S. Dollar using the weighted average of the exchange rates during the reporting period. The weighted average of the exchange rates for the period from 1
January 2023 to 31 December 2023 was BRL 5.00 : USD 1.00.
When payments were made in Canadian Dollar, they were converted into U.S. Dollar using the weighted average of the exchange rates during the reporting period. The weighted average of the exchange rates for the period from 1
January 2023 to 31 December 2023 was CAD 1.35 : USD 1.00.
When payments were made in Australian Dollar, they were converted into U.S. Dollar using the weighted average of the exchange rates during the reporting period. The weighted average of the exchange rates for the period from 1
January 2023 to 31 December 2023 was AUD 1.51 : USD 1.00.
When payments were made in South African Rand, they were converted into U.S. Dollar using the weighted average of the exchange rates during the reporting period. The weighted average of the exchange rates for the period from 1 January 2023 to 31 December 2023 was ZAR 18.45 : USD 1.00.
When payments were made in Guinean Francs, they were converted into U.S. Dollar using the weighted average of the exchange rates during the reporting period. The weighted average of the exchange rates for the period from 1
January 2023 to 31 December 2023 was GNF 8,510.89 : USD 1.00.
When payments were made in Ghanaian Cedis, they were converted into U.S. Dollar using the weighted average of the exchange rates during the reporting period. The weighted average of the exchange rates for the period from 1
January 2023 to 31 December 2023 was GHS 11.48 : USD 1.00.
When payments were made in Tanzanian Shilling, they were converted into U.S. Dollar using the weighted average of the exchange rates during the reporting period. The weighted average of the exchange rates for the period from
1 January 2023 to 31 December 2023 was TZS 2,417.44 : USD 1.00.
When payments were made in British Pound, they were converted into U.S. Dollar using the weighted average of the exchange rates during the reporting period. The weighted average of the exchange rates for the period from 1
January 2023 to 31 December 2023 was GBP 0.80 : USD 1.00.
2Rounding of figures may result in computational discrepancies.
3  FY 2022 income tax refund received.
4Corporate restructuring related taxes (AGA redomicile and primary listing changes).
Project-Level Disclosure
Reporting Entity Name: AngloGold Ashanti plc
Subsidiary / Project Disclosed: Cerro Vanguardia S.A. (“CVSA”) / Cerro Vanguardia
Relationship to Reporting Entity: Indirect non-wholly-owned subsidiary (92.50%) of AngloGold Ashanti plc
Business Segment: Americas
Country and Major Subnational Political Jurisdiction: Republic of Argentina, Province of Santa Cruz
For the Period: 1 January 2023 to 31 December 2023
Reporting Currency: U.S. Dollar
Resource and Method of Extraction: Gold and silver; open-pit and underground mining

Figures in USD million
Country	Payee Name	Department, Agency, Etc. Within Payee That Received Payments	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Payments For Infrastructure Improvements	Community and Social Responsibility Payments Required By Law or Contract	Total
Argentina	Government of Argentina	Argentinian Tax Authority (AFIP - Administración Federal de Ingresos Públicos)	11.26	—	—	—	—	—	—	—	11.26
	Government of Argentina	Santa Cruz Province - Secretariat of Mining of Santa Cruz	—	10.04	—	—	—	—	—	—	10.04
	Government of Argentina	Fomicruz - Fomento Minero de Santa Cruz S.E. (state company; minority shareholder in CVSA)	—	22.42	0.05	—	—	—	—	—	22.47
	Government of Argentina	Santa Cruz Province - Fondo Fiduciario UniRSE	—	—	—	—	—	—	—	3.01	3.01
	Government of Argentina	Puerto San Julian Municipality - Development Agency	—	—	—	—	—	—	—	0.65	0.65
	Government of Argentina	Santa Cruz Province - Agricultural Council of Santa Cruz	—	—	1.97	—	—	—	—	—	1.97
	Total: Cerro Vanguardia		11.26	32.46	2.01	—	—	—	—	3.65	49.39

Project-Level Disclosure
Reporting Entity Name: AngloGold Ashanti plc
Subsidiary / Project Disclosed: AngloGold Ashanti Colombia S.A.S. / La Colosa
Relationship to Reporting Entity: Indirect wholly-owned subsidiary of AngloGold Ashanti plc
Business Segment: Projects
Country and Major Subnational Political Jurisdiction: Republic of Colombia, Department of Tolima
For the Period: 1 January 2023 to 31 December 2023
Reporting Currency: U.S. Dollar
Resource and Method of Extraction: Gold; exploration phase

Figures in USD million
Country	Payee Name	Department, Agency, Etc. Within Payee That Received Payments	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Payments For Infrastructure Improvements	Community and Social Responsibility Payments Required By Law or Contract	Total
Colombia	Government of Colombia	Colombian Tax Authority (DIAN - Dirección de Impuestos y Aduanas Nacionales)	31.35	—	—	—	—	—	—	—	31.35
	Total: La Colosa		31.35	—	—	—	—	—	—	—	31.35

Project-Level Disclosure
Reporting Entity Name: AngloGold Ashanti plc
Subsidiary / Project Disclosed: Minera de Cobre Quebradona S.A.S. B.I.C. / Quebradona
Relationship to Reporting Entity: Indirect wholly-owned subsidiary of AngloGold Ashanti plc
Business Segment: Projects
Country and Major Subnational Political Jurisdiction: Republic of Colombia, Department of Antioquia
For the Period: 1 January 2023 to 31 December 2023
Reporting Currency: U.S. Dollar
Resource and Method of Extraction: Copper, gold, and silver; development phase

Figures in USD million
Country	Payee Name	Department, Agency, Etc. Within Payee That Received Payments	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Payments For Infrastructure Improvements	Community and Social Responsibility Payments Required By Law or Contract	Total
Colombia	Government of Colombia	Jericó Municipality - Mayor’s Office of Jericó (Alcaldía Municipal de Jericó)	0.19	—	—	—	—	—	—	—	0.19
	Government of Colombia	Colombian Tax Authority (DIAN - Dirección de Impuestos y Aduanas Nacionales)	0.46	—	—	—	—	—	—	—	0.46
	Government of Colombia	Jericó Municipality - Cultural, Infrastructure, Education & Agriculture Secretaries	—	—	—	—	—	—	—	0.14	0.14
	Government of Colombia	Antioquia Department - Finance Ministry of Antioquia	0.16	—	—	—	—	—	—	—	0.16
	Total: Quebradona		0.82	—	—	—	—	—	—	0.14	0.96

Project-Level Disclosure
Reporting Entity Name: AngloGold Ashanti plc
Subsidiary / Project Disclosed: AngloGold Ashanti Córrego do Sítio Mineração S.A. / AGA Mineração
Relationship to Reporting Entity: Indirect wholly-owned subsidiary of AngloGold Ashanti plc
Business Segment: Americas
Country and Major Subnational Political Jurisdiction: Federative Republic of Brazil, State of Minas Gerais
For the Period: 1 January 2023 to 31 December 2023
Reporting Currency: U.S. Dollar
Resource and Method of Extraction: Gold; open-pit and underground mining

Figures in USD million
Country	Payee Name	Department, Agency, Etc. Within Payee That Received Payments	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Payments For Infrastructure Improvements	Community and Social Responsibility Payments Required By Law or Contract	Total
Brazil	Government of Brazil	Brazilian Federal Revenue Service (RFB - Receita Federal do Brasil)	2.29	—	—	—	—	—	—	—	2.29
	Government of Brazil	Municipal Government of Nova Lima	0.10	—	0.07	—	—	—	—	—	0.18
	Government of Brazil	Municipal Government of Sabará	0.48	—	0.02	—	—	—	—	—	0.50
	Government of Brazil	National Mining Agency	—	7.72	—	—	—	—	—	—	7.72
	Total: AGA Mineração		2.87	7.72	0.09	—	—	—	—	—	10.68

Project-Level Disclosure
Reporting Entity Name: AngloGold Ashanti plc
Subsidiary / Project Disclosed: Mineração Serra Grande S.A. / Serra Grande
Relationship to Reporting Entity: Indirect wholly-owned subsidiary of AngloGold Ashanti plc
Business Segment: Americas
Country and Major Subnational Political Jurisdiction: Federative Republic of Brazil, State of Goiás
For the Period: 1 January 2023 to 31 December 2023
Reporting Currency: U.S. Dollar
Resource and Method of Extraction: Gold; open-pit and underground mining

Figures in USD million
Country	Payee Name	Department, Agency, Etc. Within Payee That Received Payments	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Payments For Infrastructure Improvements	Community and Social Responsibility Payments Required By Law or Contract	Total
Brazil	Government of Brazil	Brazilian Federal Revenue Service (RFB - Receita Federal do Brasil)	1.51	—	—	—	—	—	—	—	1.51
	Government of Brazil	Municipal Government of Nova Lima	0.73	—	—	—	—	—	—	—	0.73
	Government of Brazil	National Mining Agency	—	2.57	—	—	—	—	—	—	2.57
	Total: Serra Grande		2.24	2.57	—	—	—	—	—	—	4.81

Project-Level Disclosure
Reporting Entity Name: AngloGold Ashanti plc
Subsidiary / Project Disclosed: AngloGold Ashanti Australia Limited / Tropicana (Joint operation - Attributable: 70%) and Sunrise Dam
Relationship to Reporting Entity: Indirect wholly-owned subsidiary of AngloGold Ashanti plc
Business Segment: Australia
Country and Major Subnational Political Jurisdiction: Commonwealth of Australia, State of Western Australia
For the Period: 1 January 2023 to 31 December 2023
Reporting Currency: U.S. Dollar
Resource and Method of Extraction: Gold; open-pit and underground mining

Figures in USD million
Country	Payee Name	Department, Agency, Etc. Within Payee That Received Payments	Taxes		Royalties	Fees	Production Entitlements	Bonuses	Dividends	Payments For Infrastructure Improvements	Community and Social Responsibility Payments Required By Law or Contract	Total
Australia	Government of Australia	State Government of Western Australia - Department of Energy, Mines, Industry Regulation and Safety	—		27.68	1.40	—	—	—	—	—	29.08
	Government of Australia	Australian Taxation Office	(35.26)	[1]	—	0.08	—	—	—	—	—	(35.18)
	Government of Australia	State Government of Western Australia - Department of Water and Environment Regulation	—		—	0.11	—	—	—	—	—	0.11
	Total: Tropicana & Sunrise Dam		(35.26)		27.68	1.60	—	—	—	—	—	(5.98)
Note:
1FY 2022 income tax refund received.

Project-Level Disclosure
Reporting Entity Name: AngloGold Ashanti plc
Subsidiary / Project Disclosed: AngloGold Ashanti USA Incorporated / Nevada
Relationship to Reporting Entity: Indirect wholly-owned subsidiary of AngloGold Ashanti plc
Business Segment: Projects
Country and Major Subnational Political Jurisdiction: United States of America, State of Nevada
For the Period: 1 January 2023 to 31 December 2023
Reporting Currency: U.S. Dollar
Resource and Method of Extraction: Gold and silver; development phase

Figures in USD million
Country	Payee Name	Department, Agency, Etc. Within Payee That Received Payments	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Payments For Infrastructure Improvements	Community and Social Responsibility Payments Required By Law or Contract	Total
USA & Canada	US Federal Government	Bureau of Land Management	—	—	2.41	—	—	—	—	—	2.41
	Government of Canada	Receiver General of Canada	3.33	—	—	—	—	—	—	—	3.33
	Total: Nevada		3.33	—	2.41	—	—	—	—	—	5.74

Project-Level Disclosure
Reporting Entity Name: AngloGold Ashanti plc
Subsidiary / Project Disclosed: AngloGold Ashanti (Iduapriem) Limited / Iduapriem
Relationship to Reporting Entity: Indirect wholly-owned subsidiary of AngloGold Ashanti plc
Business Segment: Africa
Country and Major Subnational Political Jurisdiction: Republic of Ghana, Western Region
For the Period: 1 January 2023 to 31 December 2023
Reporting Currency: U.S. Dollar
Resource and Method of Extraction: Gold; open-pit mining

Figures in USD million
Country	Payee Name	Department, Agency, Etc. Within Payee That Received Payments	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Payments For Infrastructure Improvements	Community and Social Responsibility Payments Required By Law or Contract	Total
Ghana	Government of Ghana	Ghana Revenue Authority (GRA)	56.39	25.09	—	3.67	—	—	—	—	85.15
	Government of Ghana	Tarkwa Nsuaem Municipal Assembly	—	—	0.23	—	—	—	—	—	0.23
	Government of Ghana	Minerals Commission of Ghana	—	—	0.66	—	—	—	—	—	0.66
	Total: Iduapriem		56.39	25.09	0.90	3.67	—	—	—	—	86.05

Project-Level Disclosure
Reporting Entity Name: AngloGold Ashanti plc
Subsidiary / Project Disclosed: AngloGold Ashanti (Ghana) Limited / Obuasi
Relationship to Reporting Entity: Indirect wholly-owned subsidiary of AngloGold Ashanti plc
Business Segment: Africa
Country and Major Subnational Political Jurisdiction: Republic of Ghana, Ashanti Region
For the Period: 1 January 2023 to 31 December 2023
Reporting Currency: U.S. Dollar
Resource and Method of Extraction: Gold; underground mining

Figures in USD million
Country	Payee Name	Department, Agency, Etc. Within Payee That Received Payments	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Payments For Infrastructure Improvements	Community and Social Responsibility Payments Required By Law or Contract	Total
Ghana	Government of Ghana	Ghana Revenue Authority (GRA)	—	20.01	—	—	—	—	—	—	20.01
	Government of Ghana	Minerals Commission of Ghana	—	—	0.74	—	—	—	—	—	0.74
	Government of Ghana	Obuasi East Municipal Assembly	0.35	—	—	—	—	—	—	—	0.35
	Government of Ghana	Ministry of Lands and Natural Resources	—	—	—	—	—	—	—	0.45	0.45
	Total: Obuasi		0.35	20.01	0.74	—	—	—	—	0.45	21.55

Project-Level Disclosure
Reporting Entity Name: AngloGold Ashanti plc
Subsidiary / Project Disclosed: Société AngloGold Ashanti de Guinée S.A. / Siguiri
Relationship to Reporting Entity: Indirect non-wholly-owned subsidiary (85%) of AngloGold Ashanti plc
Business Segment: Africa
Country and Major Subnational Political Jurisdiction: Republic of Guinea, Kankan Region
For the Period: 1 January 2023 to 31 December 2023
Reporting Currency: U.S. Dollar
Resource and Method of Extraction: Gold; open-pit mining

Figures in USD million
Country	Payee Name	Department, Agency, Etc. Within Payee That Received Payments	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Payments For Infrastructure Improvements	Community and Social Responsibility Payments Required By Law or Contract	Total
Guinea	Government of Guinea	Rural Municipality of Kintinian	—	—	—	—	—	—	0.33	0.59	0.92
	Government of Guinea	Urban Municipality of Siguiri	—	—	—	—	—	—	0.35	0.16	0.50
	Government of Guinea	Guinean Customs Authority (DGD - Direction Générale des Douanes)	—	27.69	—	—	—	—	—	—	27.69
	Government of Guinea	Boukaria District	—	—	—	—	—	—	0.25	0.04	0.28
	Government of Guinea	Fatoya District	—	—	—	—	—	—	0.53	0.02	0.55
	Government of Guinea	Balato District	—	—	—	—	—	—	0.49	0.02	0.51
	Government of Guinea	Local Development Fund (FODEL - Fonds de Développement Economique Local)	—	2.37	—	—	—	—	—	—	2.37
	Total: Siguiri		—	30.06	—	—	—	—	1.95	0.82	32.83

Project-Level Disclosure
Reporting Entity Name: AngloGold Ashanti plc
Subsidiary / Project Disclosed: Geita Gold Mining Limited / Geita
Relationship to Reporting Entity: Indirect wholly-owned subsidiary of AngloGold Ashanti plc
Business Segment: Africa
Country and Major Subnational Political Jurisdiction: United Republic of Tanzania, Geita Region
For the Period: 1 January 2023 to 31 December 2023
Reporting Currency: U.S. Dollar
Resource and Method of Extraction: Gold; open-pit and underground mining

Figures in USD million
Country	Payee Name	Department, Agency, Etc. Within Payee That Received Payments	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Payments For Infrastructure Improvements	Community and Social Responsibility Payments Required By Law or Contract	Total
Tanzania	Government of the United Republic of Tanzania	Geita District and Town Councils	2.81	—	—	—	—	—	0.08	3.28	6.17
	Government of the United Republic of Tanzania	Inspector General of Police	—	—	1.42	—	—	—	—	—	1.42
	Government of the United Republic of Tanzania	Lake Victoria Basin Water Board	—	—	0.25	—	—	—	—	—	0.25
	Government of the United Republic of Tanzania	Ministry of Minerals	—	65.53	2.08	—	—	—	—	—	67.61
	Government of the United Republic of Tanzania	Tanzania Electric Supply Company Limited (TANESCO)	—	—	0.20	—	—	—	—	—	0.20
	Government of the United Republic of Tanzania	Tanzania Forest Services (TFS)	—	—	0.49	—	—	—	—	—	0.49
	Government of the United Republic of Tanzania	Tanzania Revenue Authority (TRA)	78.94	—	—	—	—	—	—	—	78.94
	Total: Geita		81.74	65.53	4.45	—	—	—	0.08	3.28	155.09

Project-Level Disclosure
Reporting Entity Name: AngloGold Ashanti plc
Subsidiary / Project Disclosed: AngloGold Ashanti (Pty) Ltd. (formerly, AngloGold Ashanti Limited)1
Relationship to Reporting Entity: Direct wholly-owned subsidiary of AngloGold Ashanti plc
Business Segment: Corporate and other
Country and Major Subnational Political Jurisdiction: Republic of South Africa, Province of Gauteng
For the Period: 1 January 2023 to 31 December 2023
Reporting Currency: U.S. Dollar
Resource and Method of Extraction: Former parent company, current holding company

Figures in USD million
Country	Payee Name	Department, Agency, Etc. Within Payee That Received Payments	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Payments For Infrastructure Improvements	Community and Social Responsibility Payments Required By Law or Contract	Total
South Africa	Government of South Africa	South African Revenue Service (SARS)	245.87	—	—	—	—	—	—	—	245.87
	Total: AngloGold Ashanti (Pty) Ltd. [2]		245.87	—	—	—	—	—	—	—	245.87
Note:
1 On 25 September 2023, the AngloGold Ashanti Group completed a corporate restructuring whereby its operations were reorganised under a new parent company, AngloGold Ashanti plc, incorporated in England and Wales and tax resident in the United Kingdom, with a primary listing of its ordinary shares on the New York Stock Exchange (NYSE). Upon completion of the corporate restructuring, AngloGold Ashanti plc became the listed UK parent company of the AngloGold Ashanti Group and the successor issuer to AngloGold Ashanti Limited. The previous South African parent company of the AngloGold Ashanti Group, AngloGold Ashanti Limited, became a direct, wholly-owned subsidiary of AngloGold Ashanti plc and was renamed AngloGold Ashanti (Pty) Ltd. AngloGold Ashanti Holdings plc, the Isle of Man company holding all of the AngloGold Ashanti Group’s operations and assets located outside South Africa, also became a direct, wholly-owned subsidiary of AngloGold Ashanti plc.
2 Corporate restructuring related taxes (AGA redomicile and primary listing changes).
Notes to all Project-Level Disclosure tables:
(*) When payments were made in Argentine Pesos, they were converted into U.S. Dollar using the weighted average of the exchange rates during the reporting period. The weighted average of the exchange rates for the period from 1
January 2023 to 31 December 2023 was ARS 293.67 : USD 1.00.
When payments were made in Colombian Pesos, they were converted into U.S. Dollar using the weighted average of the exchange rates during the reporting period. The weighted average of the exchange rates for the period from 1
January 2023 to 31 December 2023 was COP 4,329.00 : USD 1.00.
When payments were made in Brazilian Reais, they were converted into U.S. Dollar using the weighted average of the exchange rates during the reporting period. The weighted average of the exchange rates for the period from 1
January 2023 to 31 December 2023 was BRL 5.00 : USD 1.00.
When payments were made in Canadian Dollar, they were converted into U.S. Dollar using the weighted average of the exchange rates during the reporting period. The weighted average of the exchange rates for the period from 1
January 2023 to 31 December 2023 was CAD 1.35 : USD 1.00.
When payments were made in Australian Dollar, they were converted into U.S. Dollar using the weighted average of the exchange rates during the reporting period. The weighted average of the exchange rates for the period from 1
January 2023 to 31 December 2023 was AUD 1.51 : USD 1.00.
When payments were made in South African Rand, they were converted into U.S. Dollar using the weighted average of the exchange rates during the reporting period. The weighted average of the exchange rates for the period from
1 January 2023 to 31 December 2023 was ZAR 18.45 : USD 1.00.
When payments were made in Guinean Francs, they were converted into U.S. Dollar using the weighted average of the exchange rates during the reporting period. The weighted average of the exchange rates for the period from 1
January 2023 to 31 December 2023 was GNF 8,510.89 : USD 1.00.
When payments were made in Ghanaian Cedis, they were converted into U.S. Dollar using the weighted average of the exchange rates during the reporting period. The weighted average of the exchange rates for the period from 1
January 2023 to 31 December 2023 was GHS 11.48 : USD 1.00.

When payments were made in Tanzanian Shilling, they were converted into U.S. Dollar using the weighted average of the exchange rates during the reporting period. The weighted average of the exchange rates for the period from 1
January 2023 to 31 December 2023 was TZS 2,417.44 : USD 1.00.
When payments were made in British Pound, they were converted into U.S. Dollar using the weighted average of the exchange rates during the reporting period. The weighted average of the exchange rates for the period from 1
January 2023 to 31 December 2023 was GBP 0.80 : USD 1.00.
(**) Rounding of figures may result in computational discrepancies.
(***) The Kibali gold mine in the Democratic Republic of the Congo (“DRC”) is owned by Kibali Goldmines S.A. which is a joint venture between Barrick Gold Corporation (45%), AngloGold Ashanti plc (45%), and Société Minière de
Kilo-Moto S.A. (“SOKIMO”) (10%) which represents the interest of the DRC Government. AngloGold Ashanti plc and Barrick Gold Corporation each have a 50% interest in Kibali (Jersey) Limited which holds their respective 45%
interest in Kibali Goldmines S.A. The Kibali joint venture is accounted for under the equity method in the consolidated financial statements of AngloGold Ashanti plc. As Barrick Gold Corporation is the operator of the Kibali joint venture, AngloGold Ashanti plc does not report on payments made to governments by that joint venture in accordance with Instruction (6) to Item 2.01 of Form SD.